SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT



     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

         Date of Report (Date of earliest event reported): May 18, 2004

                        Commission File Number: 000-21376

                               Bio-Life Labs, Inc.
                               -------------------
             (Exact name of registrant as specified in its charter)

Nevada                                                               33-0714007
-------------------------------            ------------------------------------
(State or other jurisdiction of            (I.R.S. Employer Identification No.)
incorporation or organization)

9911 West Pico Boulevard, Suite 1410, Los Angeles, California             90035
--------------------------------------------------------------            -----
(Address of principal executive offices)                             (Zip Code)

                                  310.943.6445
                                  ------------
              (Registrant's Telephone Number, Including Area Code)

                           TecScan International, Inc.
                   (Former name, if changed since last report)

          117 East Louisa Street, Suite 104, Seattle Washington, 98102
                                  310.722.9914

      (Former Address and Telephone Number of Principal Executive Offices)







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ITEM 5. OTHER EVENTS

Name Change. On May 18, 2004, the Registrant changed its name from TecScan International, Inc. to Bio-Life Labs, Inc. The name change became effective with the filing of a Certificate Amendment to Articles of Incorporation with the Nevada Secretary of State. The Registrant's purpose in changing its name reflects the fact that the Registrant entered into an agreement with the shareholders of Bio-Life Laboratories Corporation, a private Nevada corporation, in order to acquire it as wholly-owned subsidiary. In conjunction with this action, the Registrant has changed its business focus, which is the development of a topical ointment for the treatment of skin cancer, which it hopes to eventually manufacture and sell. The Registrant's new address and telephone number are as follows: 9911 West Pico Boulevard, Suite 1410, Los Angeles California, 90035; telephone number (310).943.6445.

Change of Symbol and CUSIP Number. Concurrent with these changes, the Registrant has a new symbol and CUSIP Number. The Registrant's symbol changed from "TSCN" to "BLFE," and its CUSIP Number has changed to 09059S-10-9.

INDEX TO EXHIBITS

3.1.1    Certificate of Amendment to Articles of Incorporation


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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                               Bio-Life Labs, Inc.


May 19, 2004                          By:      /s/ Nancy LeMay
                                               -------------------------------
                                               Nancy LeMay, President